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                                                                    Exhibit 99.1


ELDER-BEERMAN ANNOUNCES EXECUTION OF MERGER AGREEMENT FOR SALE OF THE COMPANY


      DAYTON, Ohio - June 26, 2003 - The Elder-Beerman Stores Corp. (Nasdaq:EBSC) announced today that it has entered into a definitive merger agreement providing for the sale of the company to Wright Holdings, Inc., a company formed by Goldner Hawn Johnson & Morrison Incorporated. The merger agreement provides that the shareholders of Elder-Beerman will receive $6.00 per share in cash for their common shares.

      The purchase price represents a 104 % premium over the average closing price of the company's common shares for the thirty days prior to May 16, 2003. The company had announced on May 16, 2003 that it was entering into exclusive negotiations relating to the sale of the company.

      Wright Holdings was formed to carry out the merger and is currently owned solely by Marathon Fund Limited Partnership IV, a private investment fund managed by Goldner Hawn. Wright Holdings has received written commitments from the Marathon Fund and affiliates of Fleet Financial Group to fund the closing of the merger transaction and provide working capital to support operations. Completion of the merger is subject to the receipt by Wright Holdings of the proceeds contemplated by these financing commitments.

      Elder Beerman's independent directors unanimously approved the merger agreement and the merger, and has agreed to recommend its approval by company shareholders. Nine of the company's ten directors are independent and not employed by the company. RBC Capital Markets served as Elder-Beerman's financial advisor in connection with the proposed merger and has rendered an opinion to the company's board that, subject to the qualifications set forth therein and as of the date the board approved the merger agreement, the cash consideration to be paid Elder-Beerman shareholders was fair, from a financial point of view, to the shareholders.

      After completion of the proposed merger, Elder-Beerman will continue to be headquartered in Dayton, Ohio, and will operate as a private company. It is expected that the current Elder-Beerman senior management team led by Byron
(Bud) Bergren, President and Chief Executive Officer, and Edward Tomechko, Executive Vice President and Chief Financial Officer, will remain in place and will have an opportunity to acquire an equity interest in Wright Holdings. It is anticipated that immediately after the merger, current management of the company will own 10% of Wright Holdings.

      Steven C. Mason, Chairman of the Company, stated that "We are enthusiastic about the merger. It provides shareholders a liquidity event at prices substantially in excess of prices at which Elder-Beerman has traded during the last two and a half years prior to the announcement that the company was in exclusive negotiations for the sale of the company. The merger price, I believe, reflects the success of current management in its restructuring initiatives, management of assets and execution of a sound strategy and the Board's success in maximizing shareholder value."

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      Bud Bergren commented that "We have been successful in a difficult retail operating environment in reducing debt and building a workable strategy for the future. I am delighted that current shareholders will reap the benefits of our efforts. At the same time, Elder-Beerman's current management welcomes the challenge, in association with the company's new owners, to continue to improve Elder-Beerman for our customers and employees. I am delighted that our headquarters will remain in Dayton and that we can continue to execute our new format store strategy which should provide additional opportunities for our associates."

      Michael Sweeney, Managing Director of Goldner Hawn said, "It is a pleasure to invest with Bud Bergren and his management team. We look forward to supporting the growth and development of Elder-Beerman. This investment will represent our fourth public-to-private transaction, an area in which we have developed a particular interest." Sweeney is expected to serve as Elder-Beerman's Chairman of the Board following completion of the merger.

      The transaction is subject to the satisfaction of customary closing conditions, including receipt of the proceeds from the financings and the approval by the holders of at least two-thirds of Elder-Beerman's outstanding common shares.

      Shareholder approval will be solicited by the Company by means of a proxy statement, which will be mailed to shareholders upon the completion of the required Securities and Exchange Commission filing and review process. Elder-Beerman expects to hold a special meeting of shareholders to vote on the merger agreement in September of 2003. If Elder-Beerman's shareholders approve the merger agreement and all of the other conditions to the merger are satisfied, Elder-Beerman expects that the merger will be completed as soon as possible after the special meeting of shareholders.

      Elder-Beerman expects to file shortly with the Securities and Exchange Commission a Current Report on Form 8-K containing a copy of the merger agreement.

      The nation's ninth largest independent department store chain, Elder-Beerman is headquartered in Dayton, Ohio and operates 68 stores in Ohio, West Virginia, Indiana, Michigan, Illinois, Kentucky, Wisconsin and Pennsylvania. In November 2003, Elder-Beerman expects to expand operations to a ninth state with the opening of its Muscatine, Iowa store. For more information about the company, see Elder-Beerman's website located at www.elder-beerman.com.

      Goldner Hawn Johnson & Morrison Incorporated is a Minneapolis-based private equity investment firm which was founded in 1989. Since its establishment, Goldner Hawn Johnson & Morrison has completed more than 20 acquisitions in a variety of industries with a total transaction value in excess of U.S. $2 billion and currently manages a U.S. $200 million investment fund.


      ELDER-BEERMAN AND CERTAIN OF ITS DIRECTORS AND OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF SHAREHOLDERS RELATING TO THE MERGER AGREEMENT. ELDER-BEERMAN WILL FILE WITH THE SECURITIES AND EXCHANGE


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COMMISSION AND MAIL TO ITS SHAREHOLDERS A PROXY STATEMENT FOR THE SPECIAL
MEETING OF SHAREHOLDERS. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION AND OTHER IMPORTANT INFORMATION ABOUT THE MERGER AGREEMENT AND THE PROPOSED MERGER. ELDER-BEERMAN WILL ALSO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION A TRANSACTION STATEMENT ON SCHEDULE 13E-3 RELATING TO THE MERGER AGREEMENT AND THE PROPOSED MERGER.

      SHAREHOLDERS OF ELDER-BEERMAN ARE ADVISED TO READ ELDER-BEERMAN'S PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. SHAREHOLDERS OF ELDER-BEERMAN MAY OBTAIN, FREE OF CHARGE, WHEN THEY BECOME AVAILABLE COPIES OF ELDER-BEERMAN'S PROXY STATEMENT AND OTHER DOCUMENTS FILED BY ELDER-BEERMAN WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE INTERNET WEBSITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV. THESE DOCUMENTS MAY ALSO BE OBTAINED FREE OF CHARGE BY CALLING INVESTOR RELATIONS AT ELDER-BEERMAN AT 937/296-7339.

      This press release contains certain statements regarding the proposed transaction between Elder-Beerman and Wright Holdings, which are "forward-looking" statements under the federal securities laws and involve risks and uncertainties relating to the occurrence of future events. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, (i) the failure to receive the necessary shareholder approval or anti-trust clearance and (ii) satisfaction of various closing conditions contained in the definitive merger agreement, including receipt by Wright Holdings of the proceeds contemplated under the financing commitments. The Company assumes no obligation to update the forward-looking information. Other risks and uncertainties concerning the Company's performance are set forth in reports and documents filed by the Company with the Securities and Exchange Commission from time to time. Please use caution in placing reliance on forward-looking statements.

CONTACT:

The Elder-Beerman Stores Corp.
Edward Tomechko, 937/296-2683


Goldner Hawn Johnson & Morrison, Inc.
Michael T. Sweeney
Tel.:  612-338-5912


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